Exhibit 20.1


Chase Manhattan Grantor Trust 1995-B
From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 17 Beginning Date                     03/01/1997
Due Period 17 End Date                           03/31/1997
Determination Date                               04/10/1997
Remittance Date                                  04/15/1997


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 27.7522819774

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 2.5032295786

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 634,701.57
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.4242762001

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,971,460.46
      B. From Current Period                                     $ 3,967,636.32
      C. Change in Amount Between Periods (Lines B - A)             $ -3,824.14

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 720,125,491.58
      B. Initial Certificate Balance                         $ 1,495,963,171.74
      C. Pool Factor (Lines A / B)                               0.481379157712

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 38,082,094.17
      B. Available Cash Collateral Amount Percentage            5.000000000328%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 38,082,094.17
      B. For the Next Collection Period                         $ 36,006,274.58